ARTICLES SUPPLEMENTARY

OHIO NATIONAL FUND, INC.

Ohio National Fund, Inc. a Maryland corporation registered as an open-end company under the Investment Company Act of 1940, as amended, hereby files these Articles Supplementary for record in connection with the re-classification of certain shares of the corporation’s authorized common stock.

FIRST:   The corporation is duly registered as an open-end company under the Investment Company Act of 1940.

SECOND:   Pursuant to resolutions duly adopted at a meeting, the Board of Directors has re-classified certain shares of the corporation’s authorized common stock in accordance with Section 2-105(c) of the Code of Maryland.

THIRD:   Immediately before the re-classification of shares, the total number of shares of common stock of all classes that the corporation had authority to issue was one billion five hundred and fifty million (1,550,000,000) shares of par value of one dollar ($1.00) per share, being an aggregate par value of one billion five hundred and fifty million dollars ($1,550,000,000). Such shares have previously been designated in the following classes:

ON Equity Class	Thirty-five million shares
ON Bond Class	Thirty million shares
ON BlackRock Balanced Allocation Class	Fifteen million shares
ON International Equity Class	Ninety million shares
ON Capital Appreciation Class	Twenty-five million shares
ON Foreign Class	Thirty-two million shares
ON Janus Henderson Forty Class	Twenty-four million shares
ON Janus Henderson Venture Class	Thirty million shares
ON Janus Henderson Enterprise Class	Twenty-one million shares
ON S&P 500® Index Class	Ninety million shares
ON S&P MidCap 400® Index Class	Thirty million shares
ON Federated Strategic Value Dividend Class	Seventy-five million shares
ON Federated High Income Bond Class	Forty-five million shares
ON ClearBridge Small Cap Class	Fifteen million shares
ON Nasdaq-100® Index Class	Fifty million shares
ON BlackRock Advantage Large Cap Core Class	Twenty-three million shares
ON BlackRock Advantage Small Cap Growth Class	Fifteen million shares
ON ICON Balanced Class	Ninety million shares
ON BlackRock Advantage Large Cap Growth Class	Thirty million shares
ON Risk Managed Balanced Class	Eighty-five million shares
ON Conservative Model Class	Thirty million shares
ON Moderately Conservative Model Class	Seventy million shares
ON Balanced Model Class	Two hundred million shares
ON Moderate Growth Model Class	Three hundred million shares
ON Growth Model Class	One hundred million shares

FOURTH:   Immediately after the re-classification of shares, the total number of shares of common stock of all classes that the corporation has authority to issue is one billion five hundred and fifty million (1,550,000,000) shares of par value of one dollar ($1.00) per share, being an aggregate par value of one billion five hundred and fifty million dollars ($1,550,000,000). Such shares have been designated in the following classes:

ON Bond Class	Forty million shares
ON BlackRock Balanced Allocation Class	Ninety-five million shares
ON International Equity Class	Ninety million shares
ON Foreign Class	Twenty-two million shares
ON Janus Henderson Forty Class	Twenty-four million shares
ON Janus Henderson Venture Class	Thirty million shares
ON Janus Henderson Enterprise Class	Twenty-one million shares
ON S&P 500® Index Class	Ninety million shares
ON S&P MidCap 400® Index Class	Fifty million shares
ON Federated Strategic Value Dividend Class	Seventy-five million shares
ON Federated High Income Bond Class	Forty-five million shares
ON Nasdaq-100® Index Class	Fifty million shares
ON BlackRock Advantage Large Cap Core Class	Seventy-three million shares
ON BlackRock Advantage Small Cap Growth Class	Thirty million shares
ON BlackRock Advantage Large Cap Growth Class	Thirty million shares
ON Risk Managed Balanced Class	Eighty-five million shares
ON Conservative Model Class	Thirty million shares
ON Moderately Conservative Model Class	Seventy million shares
ON Balanced Model Class	Two hundred million shares
ON Moderate Growth Model Class	Three hundred million shares
ON Growth Model Class	One hundred million shares

All preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class shall be equal to those of all other classes, as set forth in Article FIFTH of the Articles of Restatement except as otherwise may be provided by the Investment Company Act of 1940 and Rules thereunder.

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Wherefore, Ohio National Fund, Inc. has caused these Articles Supplementary to be executed in Montgomery, Ohio, by its authorized officers this 4th day of September, 2019.

OHIO NATIONAL FUND, INC.

By:	/s/ Michael J. DeWeirdt	Attest:	/s/ Kimberly A. Plante
	Michael J. DeWeirdt, President		Kimberly A. Plante, Secretary

STATE OF OHIO	)
	)	ss.
COUNTY OF HAMILTON	)

I hereby certify that on the 4th day of September, 2019 before me, the subscriber, a Notary Public of the State of Ohio in and for the County aforesaid, personally appeared Michael J. DeWeirdt, President of Ohio National Fund, Inc., a Maryland corporation, and acknowledged the foregoing Articles Supplementary to be the act and deed of said corporation, and that the matters set forth in said Articles Supplementary with respect to authorization and approval are true to the best of his knowledge, information and belief.

WITNESS my hand and Notarial Seal the day and year last above written.

/s/ Rebekah Lynn Brock
Notary Public

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